                         PUBLIC TRANSPORT CORPORATION
                                    ("PTC")

                                    - and -

                  READING PROPERTIES PTY LTD ACN 071 195 429
                                 ("Developer")

                                    - and -

                     MACKIE GROUP PTY LTD ACN 006 524 456
                                  ("Mackie")


                                   AGREEMENT

                               TABLE OF CONTENTS

Clause                                                                                   Page
RECITALS.................................................................................   1

 1.      DEFINITIONS AND INTERPRETATION..................................................   2
         1.1     DEFINITIONS.............................................................   2
         1.2     INTERPRETATION..........................................................   8
         1.3     CONTENTS AND HEADINGS...................................................   9
         1.4     PRECEDENCE..............................................................   9

 2.      GENERAL OBLIGATIONS.............................................................   9
         2.1     DEVELOPER'S OBLIGATIONS.................................................   9
         2.2     PTC'S OBLIGATIONS.......................................................  10
         2.3     INDEPENDENCE OF DEVELOPER...............................................  11
         2.4     ASSIGNMENT..............................................................  11
         2.5     EXERCISE OF PTC'S POWERS................................................  11

 3.      NON DEVELOPMENT OBLIGATIONS.....................................................  12
         3.1     CAR PARK AGREEMENT......................................................  12
         3.2     SECTION 173 AGREEMENT...................................................  12
         3.3     LICENCE FOR ACCESS......................................................  12

 4.      ENGAGEMENT OF CONSULTANTS.......................................................  12
         4.1     DEVELOPER'S CONSULTANTS.................................................  12
         4.2     PERIOD OF ENGAGEMENT....................................................  12
         4.3     NO DIMINISHING OF RESPONSIBILITY........................................  12

 5.      PROJECT DOCUMENTATION...........................................................  12
         5.1     DEVELOPMENT OF PROJECT DOCUMENTATION....................................  12
         5.2     SUBMISSION OF DOCUMENTATION TO PTC'S REPRESENTATIVE.....................  12
         5.3     APPROVAL OF DOCUMENTATION BY PTC'S REPRESENTATIVE.......................  13
         5.4     DOCUMENTATION TO BE INCORPORATED INTO THE CONTRACT......................  13
         5.5     COPIES OF DOCUMENTATION.................................................  13

 6.      PROGRAMME AND REVIEW OF CONSTRUCTION PROGRESS...................................  13
         6.1     DEVELOPER TO PREPARE PROGRAMME..........................................  13
         6.2     FORM OF PROGRAMME.......................................................  13
         6.3     APPROVAL OF PROGRAMME BY PTC'S REPRESENTATIVE...........................  14
         6.4     MEETINGS AND REPORTS....................................................  14
         6.5     CONSTRUCTION PROGRAMME REVIEW PROCESS...................................  14

 7.      THE SITE........................................................................  15
         7.1     DEVELOPER'S OBLIGATIONS.................................................  15
         7.2     DEVELOPER'S WARRANTIES AND ACKNOWLEDGMENTS..............................  15
         7.3     ACCESS TO THE SITE......................................................  16
         7.4     ACCESS TO MAKE GOOD.....................................................  16
         7.5     ACCESS FOR PTC'S REPRESENTATIVE.........................................  17
         7.6     ACCESS TO ADJOINING PTC LAND............................................  17
         7.7     SITE CONDITIONS.........................................................  17
         7.8     SITE ESTABLISHMENT AND CLEANING.........................................  17
         7.9     CHANGES TO SITE.........................................................  18
         7.10    CONDITION OF THE LAND...................................................  18

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                                       2

 8.      SUBCONTRACTS....................................................................  19
         8.1     SUBCONTRACTING..........................................................  19
         8.2     DEVELOPER'S RESPONSIBILITY..............................................  19

 9.      ROLE OF PTC'S REPRESENTATIVE....................................................  19
         9.1     AGENT OF PTC............................................................  19
         9.2     PTC'S REPRESENTATIVE'S AUTHORITY........................................  19
         9.3     EMPLOYMENT OF OTHERS ON DEVELOPER'S DEFAULT.............................  20

10.      EXECUTION OF THE WORKS..........................................................  20
         10.1    SCOPE OF THE WORKS......................................................  20
         10.2    PROVISION OF MATERIALS AND LABOUR.......................................  20
         10.3    CONSTRUCTION METHODS AND QUALITY ASSURANCE..............................  21
         10.4    SUPERVISION.............................................................  21
         10.5    REQUIREMENTS OF AUTHORITIES.............................................  21
         10.6    SETTING OUT INFORMATION.................................................  21
         10.7    SETTING OUT THE WORKS...................................................  22
         10.8    MATERIALS AND WORKMANSHIP...............................................  22
         10.9    OPENING UP THE WORKS....................................................  23
         10.10   QUALITY OF WORK AND MATERIALS...........................................  23

11.      PTC SAFETY AWARENESS............................................................  24
         11.1    SAFETY AWARENESS TRAINING COURSE........................................  24
         11.2    DEVELOPER TO NOMINATE PERSONNEL.........................................  25
         11.3    COMPLIANCE WITH SAFEWORKING INSTRUCTIONS................................  25
         11.4    SAFEWORKING INSTRUCTIONS PRESENTATIONS..................................  25

12.      GENERAL ENGINEERING AND OPERATIONAL CONDITIONS..................................  25
         12.1    COMPLIANCE WITH GENERAL ENGINEERING AND OPERATIONAL CONDITIONS..........  25
         12.2    NOTICE OF ABSOLUTE OCCUPATIONS..........................................  25
         12.3    PTC NOT LIABLE..........................................................  26
         12.4    DEVELOPER TO NOTIFY RELEVANT AUTHORITIES................................  26
         12.5    PTC FLAGMEN.............................................................  26
         12.6    ABSOLUTE OCCUPATION DAMAGE..............................................  26
         12.7    PTC COSTS...............................................................  26
         12.8    CHANGES TO PROGRAMME....................................................  27

13.      PTC INFRASTRUCTURE..............................................................  27
         13.1    PTC INFRASTRUCTURE WORKS MODIFICATIONS..................................  27
         13.2    PTC INFRASTRUCTURE WORKS................................................  27

14.      TIME............................................................................  27
         14.1    NOTIFICATION OF DELAYS..................................................  27
         14.2    NOTICE OF CLAIMED EXTENSION.............................................  28
         14.3    PTC'S REPRESENTATIVE'S DETERMINATION....................................  28
         14.4    CONDITION PRECEDENT TO EXTENSION OF TIME................................  28
         14.5    PRACTICAL COMPLETION....................................................  28
         14.6    DEFECTS LIABILITY PERIOD................................................  29
         14.7    DEVELOPER TO RECTIFY....................................................  29
         14.8    TIME FOR MAKING GOOD....................................................  30
         14.9    SUBMISSION OF CERTIFICATES, SURVEY PLANS AND OPERATING DOCUMENTS........  30

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                                       3

15.      INDEMNITIES AND INSURANCE.......................................................  30
         15.1    DEVELOPER'S INDEMNITY...................................................  30
         15.2    DEVELOPER'S INSURANCE...................................................  30
         15.3    INSURANCE REQUIREMENTS..................................................  31
         15.4    INSURANCE CONDITIONS FOR JOINT POLICIES.................................  32
         15.5    COPIES OF POLICIES......................................................  32
         15.6    PAYMENT OF PREMIUMS.....................................................  32
         15.7    CERTIFICATES OF CURRENCY................................................  32

16.      BANK GUARANTEE..................................................................  32
         16.1    DEVELOPER TO PROVIDE BANK GUARANTEE.....................................  32
         16.2    TERMINATION OF CONTRACT.................................................  32
         16.3    RELEASE OF BANK GUARANTEE...............................................  33
         16.4    RELEASE OF DEFECTS GUARANTEE............................................  33
         16.5    DRAWDOWN................................................................  33
         16.6    PTC'S OTHER RIGHTS NOT PREJUDICED.......................................  33
         16.7    REPLACEMENT BANK GUARANTEE..............................................  33

17.      DEFAULT AND TERMINATION.........................................................  34
         17.1    DEFAULT EVENTS..........................................................  34
         17.2    OCCURRENCE OF DEFAULT EVENT.............................................  34
         17.3    CURE PERIOD.............................................................  34
         17.4    EXTENSION TO CURE PERIOD................................................  34
         17.5    REMEDIES FOR DEFAULT EVENTS.............................................  35
         17.6    RIGHTS AND LIABILITIES OF THE PARTIES FOLLOWING TERMINATION BY PTC......  36
         17.7    WAIVER..................................................................  37

18.      ASSIGNMENT OF INTEREST BY MACKIE................................................  37

19.      CONSENT BY PTC..................................................................  37

20.      DISPUTE RESOLUTION..............................................................  37

21.      NOTICES.........................................................................  38
         21.1    NOTICE REQUIREMENTS.....................................................  38
         21.2    NOTICES ON PTC'S REPRESENTATIVE.........................................  39
         21.3    TIME OF EFFECT OF NOTICE................................................  39
         21.4    RECEIPT OF NOTICE.......................................................  39
         21.5    NOTICES TO US PARENT....................................................  39
         21.6    FAILURE TO SERVE NOTICE.................................................  39

22.      COSTS...........................................................................  39
         22.1    LEGAL COSTS.............................................................  39
         22.2    COSTS ON DEFAULT........................................................  39

23.      MISCELLANEOUS...................................................................  40
         23.1    CERTIFICATE.............................................................  40
         23.2    EXERCISE OF RIGHTS......................................................  40
         23.3    SINGLE OR PARTIAL EXERCISE..............................................  40
         23.4    FAILURE OR DELAY IN EXERCISE............................................  40
         23.5    NO LIABILITY............................................................  40
         23.6    WAIVER AND VARIATION....................................................  40

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                                       4

         23.7    WAIVER DOES NOT EXTEND TO ANOTHER.......................................  40
         23.8    ACCEPTANCE OF PAYMENT...................................................  40
         23.9    SUPERVENING LEGISLATION.................................................  40
         23.10   REMEDIES CUMULATIVE.....................................................  41
         23.11   SET-OFF.................................................................  41
         23.12   REDUCTION OF AMOUNT PAYABLE.............................................  41
         23.13   INDEMNITIES.............................................................  41
         23.14   ENFORCEMENT OF INDEMNITY................................................  41
         23.15   FURTHER ASSURANCES......................................................  41
         23.16   ANTECEDENT BREACHES AND OBLIGATIONS.....................................  41
         23.17   ENTIRE AGREEMENT........................................................  41

24.      SEVERABILITY....................................................................  42

25.      GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS..............................  42
         25.1    GOVERNING LAW...........................................................  42
         25.2    JURISDICTION............................................................  42
         25.3    SERVICE OF PROCESS......................................................  42

26.      GOOD FAITH......................................................................  42

SCHEDULE 1
STANDARDS FOR PTC WORKS..................................................................  44

SCHEDULE 2
PUBLIC TRANSPORT CORPORATION GENERAL CRITERIA
for Developments at Railway Locations
Railway Operations and Engineering Design and Construction Aspects
ENG-AD-STD-0001. Dated 29.7.97...........................................................  45

SCHEDULE 3
PROCEDURES FOR CONTRACTORS WORKING ON PUBLIC TRANSPORT CORPORATION'S
Property and Facilities..................................................................  46

SCHEDULE 4
SITE PLAN - BEVERIDGE WILLIAMS (JOB NO: MSM-576).........................................  47

SCHEDULE 5
CAR PARK AGREEMENT.......................................................................  48

SCHEDULE 6
Reading Development Plans (McGauran Soon Plans)..........................................  49

SCHEDULE 7
PTC INFRASTRUCTURE WORKS.................................................................  50

SCHEDULE 8
SECTION 173 AGREEMENT....................................................................  51

SCHEDULE 9
PTC SITE SPECIFIC REQUIREMENTS...........................................................  52

SCHEDULE 10
LICENCE FOR CARPARKING (CLAUSE 2.2B).....................................................  53

SCHEDULE 11
LICENCE FOR ACCESS TO ADJACENT PTC LAND (CLAUSE 3.3).....................................  54

                                   APPENDIX

ITEM 1  PUBLIC TRANSPORT CORPORATION

ITEM 2  DEVELOPER
        READING PROPERTIES PTY LTD ACN 071 195 429

ITEM 3  PTC'S REPRESENTATIVE
        MANAGER, COMMERCIAL DEVELOPMENT SERVICES, BAYSIDE TRAINS PUBLIC TRANSPORT CORPORATION

ITEM 4  SITE
        LAND ADJACENT TO FRANKSTON RAILWAY STATION
        (REFERENCE PLAN ATTACHED)

ITEM 5  COMMENCEMENT DATE
        THE DATE OF THIS AGREEMENT


ITEM 6  DATE FOR PRACTICAL COMPLETION
        36 MONTHS FROM THE COMMENCEMENT DATE

ITEM 7  DEFECTS LIABILITY PERIOD
        12 MONTHS FROM DATE OF PRACTICAL COMPLETION OF PTC INFRASTRUCTURE WORKS

ITEM 8  BANK GUARANTEE
        AMOUNT $5 MILLION

ITEM 9  NOTICE REQUIREMENTS
        PTC -
        LEVEL 10
        589 COLLINS STREET
        MELBOURNE 3000
        ATTN. MANAGER, COMMERCIAL DEVELOPMENT SERVICES BAYSIDE TRAINS
        TELEPHONE:  9619 1990
        FAX:  9619 1979

        DEVELOPER -
        READING PROPERTIES PTY LTD
        6 BAY STREET
        PORT MELBOURNE   3207
        TELEPHONE:  (03) 9646 1955
        FAX:  (03)  9646 1185

        AND

        READING ENTERTAINMENT INC -
        ONE PENN SQUARE WEST
        30 SOUTH FIFTEENTH STREET
        PHILADELPHIA PA 19102-4813
        ATTENTION: MR JAMES WUNDERLE
        BUS.TEL: 215 569 5166
        BUS. FAX: 215 569 2862
        E-MAIL: 103424,3310

        MACKIE -
        MACKIE GROUP PTY LTD
        11-13 CRANBOURNE ROAD
        FRANKSTON  3199
        TELEPHONE: (03) 9781 4066
        FAX: (03) 9783 1157

ITEM 10 DEFECTS GUARANTEE
        $50,000.00

THIS Agreement is made on 28th day of May 1998.



BETWEEN :

PUBLIC TRANSPORT CORPORATION of 589 Collins Street,
Melbourne, Victoria, 3000   (PTC)

and

READING PROPERTIES PTY LTD ACN 071 195 429 of Level 9,
66 Hunter Street, Sydney, New South Wales   (DEVELOPER)

and

MACKIE GROUP PTY LTD ACN 006 524 456 of 11-13 Cranbourne Road, Frankston, Victoria (MACKIE)

RECITALS

A. PTC is or is entitled to be registered as proprietor of the Land, as successor to the State Transport Authority under the Transport Act 1983.

B. Under the Brief PTC requested the registration of interest of developers for the development of the Site referred to in the PFFA at the Frankston Railway Station.

C.    PTC and Mackie entered into the PFFA.

D. PTC, the Developer and Mackie entered into the Heads of Agreement to enable the Developer and Mackie to complete the milestones remaining outstanding under the PFFA and the Developer to establish whether it is feasible to proceed with the proposed development.

E. The Developer has completed the Preliminary Work under the PFFA including, without limitation, its obligations under CLAUSE 10.1 of the PFFA and all elements of the Fourth Milestone under CLAUSE 20 of the PFFA except executing a development agreement and the Developer has satisfied itself that it is feasible to proceed with the Development as contemplated by this Agreement.

F. The parties agree to enter into this Agreement for the development of the Works.

G. Mackie has agreed to assign all of its right, title and interest in and to the PFFA the Heads of Agreement and this Agreement to the Developer and PTC has consented to such assignment.


1.    DEFINITIONS AND INTERPRETATION
1.1   DEFINITIONS
            The following words have these meanings in this Agreement, unless the contrary intention appears:

            "ABSOLUTE OCCUPATION" means suspending the movement of trains over the whole or part of any railway running line in the whole of the area of the Frankston Railway Station Site for a defined period of time.

            "AGREEMENT" means this Agreement between PTC the Developer and Mackie and includes the Appendix and each Schedule.

            "AUTHORISED OFFICER" means in the case of any party, a person appointed by that party to act on its behalf under this Agreement.

            "AUTHORITY" includes all Commonwealth and State Governments and instrumentalities and their departments, municipalities and any other public authority or provider of services having jurisdiction over the Works or the Land or any part of the Works or the Land.

            "BANK GUARANTEE" has the meaning given to it in CLAUSE 16.1. "BRIEF" means the Registration of Interest Brief dated October 1993 issued by PTC for the commercial development of the Site.
            "CAR PARK AGREEMENT" means the agreement substantially in the form attached to this Agreement as SCHEDULE 5.
            "COMMENCEMENT DATE" means the date in ITEM 5.

            "CONTAMINATION" means a solid, liquid, gas, odour, heat, sound, vibration, radiation or substance of any kind which makes or may make the Land unsafe, unfit or harmful for habitation, use or occupation by any person or animal or is such that any part of the Land does not satisfy the contamination criteria or standards published or adopted by the Victorian Environment Protection Authority from time to time and the word Contaminant has a corresponding meaning.

            "CONSTRUCTION COMMENCEMENT DATE" means the date the Developer is first granted access to the Site for the purposes of commencing construction under this Agreement.
            "CONTRACT OF SALE" means the contract for the sale and purchase of the Land to be entered into on the same date as this Agreement.

            "CURE PERIOD" means in respect of a Default Event, such period of time from and including the date of service of a Default Notice as, in all circumstances, is a reasonable period of time specified by the PTC in the Default Event Notice in which to cure the Default Event to which the Default Event Notice relates or any greater period as may be allowed in CLAUSE 17.4 but in any case not less than thirty (30) days.

            "CURE PLAN" means a plan by the Developer to remedy a Default Event which:
            (a)     is proposed during the Cure Period; and
            (b)     details:
                    (i) if and why an extension of the Cure Period is required;
                    (ii)    the time required to cure the relevant Default
                            Event: and
                    (iii) a work plan setting out each task to be undertaken to cure the relevant Default Event and the time for each task to be completed.

            "DATE FOR PRACTICAL COMPLETION" means the date specified in ITEM 6.

            "DATE OF PRACTICAL COMPLETION" means the date PTC's Representative issues a Notice of Practical Completion.

            "DEFAULT EVENT" means an event described in CLAUSE 17.1.  "DEFAULT

            EVENT NOTICE" means a notice given by the PTC under CLAUSE 17.2.

            "DELAY EVENTS" means:
            (a) loss or damage by fire, explosion, earthquake, lightning, storm, tempest, civil commotion of any kind and not caused by the Developer or the Developer's employees, servants, contractors or subcontractors;
            (b) industrial disputes, strikes or lockouts resulting from industry-wide third party disputes and not caused directly by the Developer;
            (c) unusual delays in obtaining approvals by any relevant Authority including any delay occasioned by any demanded resubmission of requests where consent has been refused ;
            (d)     inclement weather;
            (e) any matter beyond the reasonable control of the Developer which results in a delay of the Works;
            (f) any prohibition or embargo imposed under or by virtue of any Law;
            (g) any delay in PTC giving its consent approval to or authorisation of any matter thing or action under this

                    Agreement including any delay occasioned by demanded resubmission;
            (h)     any interruption of access to the Site under CLAUSE 7.3; and
            (i) dispute resolution proceedings instigated by either party under CLAUSE 20

            "DEVELOPER" means the person named in ITEM 2 bound to execute the Works under this Agreement and includes the Developer's employees, agents, contractors, consultants and invitees where the context permits.

            "DEVELOPER'S CONSULTANT" means such consultant as is agreed between Reading and PTC in writing.

            "GENERAL CRITERIA FOR DEVELOPMENT AT RAILWAY LOCATIONS, RAILWAY OPERATIONS AND ENGINEERING DESIGN ASPECTS AND CONSTRUCTION ASPECTS, ENG-AD-STD-0001" dated 29/7/97, means the guidelines, a copy which is attached to this Agreement as SCHEDULE 2, as amended from time to time.

            "HEADS OF AGREEMENT" means the Heads of Agreement between Mackie, the Developer and PTC dated 28 May 1997.

            "INFRASTRUCTURE DOCUMENTATION" means the drawings, programs, plans, specifications and schedules of finishes which are required to construct and complete the PTC Infrastructure Works as are approved by PTC's Representative.

            "INSOLVENCY EVENT" means the happening of any of these events and such events not being rectified within 30 days of the Developer becoming aware of the occurrence of the event:
            (a) an application is made to a court for an order or an order is made that a body corporate be wound up; or
            (b) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of a body corporate, or one of them is appointed whether or not under an order; or
            (c) except to reconstruct or amalgamate while solvent on terms approved by PTC, a body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them; or
            (d) a body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by PTC or is otherwise wound up or dissolved; or
            (e)     a body corporate is or states that it is insolvent; or
            (f) as a result of the operation of section 459F(1) of the Corporations Law, a body corporate is taken to have failed to comply with a statutory demand; or
            (g)     a resolution is passed to appoint an Administrator or an
                    Administrator is appointed to a body corporate; or
            (h)     a Receiver and Manager is appointed to a body corporate; or
            (i) a mortgagee takes possession of any one of the assets or undertakings of a body corporate.
            "INSURED" has the meaning given to it in CLAUSE 15.2.

            "LAND" means Lot 2 on unregistered plan of subdivision no 414499C (a copy of which is attached to the Contract of Sale) and being part of the land described in certificates of title Volume 10248 Folio 656, Volume 1272 Folio 356, Volume 1806 Folio 184, Volume 5350 Folio 831, Volume 5365 Folio 824 and Volume 10104 Folio 349.

            "LAW" means the law in force in Victoria including, without limitation, all statutes, rules, regulations, ordinances, by-laws, instruments, directives and proclamations made under the authority either direct or indirect of any statute (including any Commonwealth statute), rules of common law and equity and the legal requirements of any Authority.

            "NOTICE OF PRACTICAL COMPLETION" means the notice issued by PTC's Representative under CLAUSE 14.5(B)(I).
            "PFFA" means the Project Feasibility and Facilitation Agreement dated 30 June 1995 between PTC and Mackie.
            "PLANNING PERMIT" means permit number 96-432 issued on 29 April 1997 by the City of Frankston.

            "POLLUTANT" means a discharge, emission or deposit which brings about a detrimental change in the condition of the environment which creates any one or more of the conditions of environment referred to in sections 39(1), 41(1) or 45(1) of the Environmental Protection Act and the word Pollution has a corresponding meaning.

            "PRACTICAL COMPLETION" means, in respect of the PTC Infrastructure Works, the state of being completed in accordance with the Standards and fit for use and occupation by PTC and after:
            (a) an Occupancy Permit or evidence of compliance with the requirements of all relevant Authorities is submitted to PTC's Representative;

            (b) all plant and equipment forming part of the PTC Infrastructure Works are tested and operational;
            (c) all omissions and defects have been rectified other than items:
                    (i) the immediate making good of which by the Developer is not practicable;
                    (ii) which do not prevent the PTC Infrastructure Works from being reasonably capable of being used for their intended purpose;
                    (iii) the rectification of which will not prejudice the convenient use of the PTC Infrastructure Works; and
                    (iv) which do not cause any legal impediment to PTC's use or occupation of the PTC Infrastructure Works;
            (d) those tests which are required by this Agreement to be carried out and passed before the PTC Infrastructure Works reach Practical Completion have been carried out and passed; and
            (e) the Developer has delivered to PTC a certificate from the Developer's Consultant that all aspects of the PTC Infrastructure Works are completed in accordance with sub-clauses (a) to (d), the drawings, plans, specifications and schedules of finishes contained in the Infrastructure Documentation and the Standards, and that the PTC Infrastructure Works are fit for use and occupation by the PTC.

            PRACTICAL COMPLETION means in respect of the Reading Development: the state of being completed;
            (a) to comply with the safety and operational requirements under this Agreement;
            (b) after an Occupancy Permit or evidence of compliance with the requirements of all relevant Authorities is submitted to PTC's Representative; and
            (c) after a statement from the Developer's Consultant certifying that the Reading Development has reached Practical Completion in accordance with the plans and specifications approved by PTC is submitted to PTC's Representative.

            "PROGRAMME" means the design and construction programme prepared under CLAUSES 6.1 AND 6.2 and approved by PTC's Representative .

            "PROJECT CONTROL MEETINGS" has the meaning given to it in CLAUSE
            6.4.

            "PROJECT DOCUMENTATION" means the drawings, programs, plans, specifications and schedules of finishes which are required to construct and complete the Works as are approved by PTC's Representative.

            "PTC" means the person named in ITEM 1 and includes that person's successors and assigns.
            "PTC INFRASTRUCTURE WORKS" means the part of the Works to be constructed in accordance with CLAUSE 13.2.

            "PTC'S REPRESENTATIVE" means the person named in ITEM 3 or other person from time to time appointed by PTC to be PTC's Representative and notified to the Developer in writing or that person's delegate which person is acting as an employee and as agent of PTC and whose directions will bind PTC.

            "PTC SITE SPECIFIC REQUIREMENTS" means the requirements set out in
            SCHEDULE 9.

            "READING DEVELOPMENT" means the proposed development of a multi-screen cinema complex and entertainment centre depicted in the plans specified in SCHEDULE 6 and which includes:

            - 500 carparking spaces (the subject of the Car Park Agreement and the Section 173 Agreement) in compliance with all relevant Australian Standards
            - aerobridge with escalators
            - lifts and stairs
            - "kiss and ride" facilities
            - bus "drop-off" at Fletcher Road
            - concourse improvements
            - full fencing of carpark site boundaries

            "SAFEWORKING INSTRUCTIONS" means Procedures for Contractors Working on Public Transport Corporation Property and Facilities a copy of which is attached to this Agreement as SCHEDULE 3, as amended from time to time.

            "SECTION 173 AGREEMENT" means the agreement substantially in the form attached to this Agreement as SCHEDULE 8.

            "SITE" means the land described in ITEM 4 and being the areas delineated on the Site Plan and any other land or places made available to the Developer by PTC for the purpose of this Agreement.

            "SITE PLAN" means the plan attached to this Agreement as SCHEDULE 4.

            "STANDARDS" means the standards attached to this Agreement as SCHEDULES 1, 2 AND 3 and any subsequent modification directed or the use of which has been permitted by PTC's Representative under this Agreement.

            "SUBCONTRACT" means any contract between the Developer and a subcontractor to carry out any part of the Works.

            "SUBCONTRACTOR" means Mackie or such other subcontractor as is agreed between PTC and Reading.

            "WORKS" means the PTC Infrastructure Works and the Reading Development.

1.2   INTERPRETATION
            In this Agreement, unless the contrary intention appears:
            (a) a reference to this Agreement or another instrument includes any variation or replacement of any of them; and
            (b) a reference to a statute, ordinance, code or other Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; and
            (c)     the singular includes the plural and vice versa; and
            (d) "person" includes a firm, a body corporate, an unincorporated association or a responsible authority, as constituted from time to time; and
            (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes, assigns, employees, servants, agents, contractors, subcontractors or consultants; and
            (f) an agreement, representation or warranty on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally; and
            (g) words importing any gender include all other genders, as applicable; and
            (h) a reference to any thing (including, without limitation, any amount) is a reference to the whole or any part of it and a reference to a group of persons is a reference to any one or more of them; and

            (i) a reference to a CLAUSE, SCHEDULE OR APPENDIX is to a CLAUSE, SCHEDULE OR APPENDIX in or to this Agreement and a reference to an ITEM is to an item in the APPENDIX to this Agreement; and
            (j) a reference to a day must be interpreted as the period of time commencing at midnight and ending 24 hours later; and
            (k) a reference to the payment of money within a specified time is a reference to the full clearance of any personal cheque into the account of the payee within that time.

1.3   CONTENTS AND HEADINGS
            The table of contents and headings are inserted for convenience and do not affect the interpretation of this Agreement.

1.4   PRECEDENCE
            If this Agreement contains any discrepancy or inconsistency, it must be interpreted giving precedence to those documents listed below in the following order:
            (a)     these terms and conditions;
            (b)     the Standards;
            (c)     the other Schedules to this Agreement;
            (d)     the Project Documentation; and
            (e) documents referred to or incorporated in the Schedules to this Agreement.

2.    GENERAL OBLIGATIONS
      2.1   DEVELOPER'S OBLIGATIONS
            The Developer must;
            (a) diligently proceed to execute and complete the Works on and from the Construction Commencement Date in accordance with this Agreement to the stage of Practical Completion on or before the Date for Practical Completion;
            (b) provide temporary car-parking facilities during construction (the details of which will be included in the Programme) to replace, as a minimum, the 350 existing car parks available to PTC and PTC users such facilities to be secure, well lit and with adequate at-grade access to the reasonable satisfaction of the PTC's Representative;

            (c)     complete the Works:
                    (1)     in accordance with the Planning Permit;

                    (2) in accordance with the Programme (3)in accordance with the Project Documentation and Standards referred to in this Agreement;
                    (4)     in a professional and workmanlike manner; and
                    (5) in accordance with all applicable Laws and the requirements of the relevant public Authorities (including PTC but subject to CLAUSE 2.2(C)); and
            (d) co-operate with PTC to facilitate appropriate signage for PTC users provided that PTC must ensure that such signage meets the requirements and standards for signage in the Reading Development.

2.2   PTC'S OBLIGATIONS
            PTC must:
            (a) provide the Developer with access to the Site to carry out the Developer's obligations under this Agreement;
            (b) subject to the Developer performing the Developer's obligations under this Agreement perform its obligations under CLAUSES 3.1, 3.2 AND 3.3 and grant to the Developer a licence of the area located at the south end of the Site (and identified on the Site Plan in SCHEDULE 4) for use as a car park, for a period of one year and at a licence fee of $1.00 per annum in a form attached as SCHEDULE 10 not more than 14 days after the Date of Practical Completion of the whole of the Works. PTC will also grant to the Developer a right of first refusal in the event of any proposed sale or lease in respect of the licensed area other than for operational purposes or as part of any corporatisation or privatisation process.
            (c) in relation to the Reading Development approve such plans as are submitted by the Developer and in carrying out its obligations and exercising its rights under this Agreement make no objection or refuse any request or generally prevent the Developer from proceeding with the Reading Development unless to grant such approval or to withhold such objections or refusal would breach the safety and operational requirements of the Standards, any Law or this Agreement with the intent that PTC will limit its supervision and control of the Reading Development to ensure only that such Works comply with such safety and operational requirements under the Standards and also complies with all applicable Laws and this Agreement.

2.3   INDEPENDENCE OF DEVELOPER
            The Developer acknowledges that:
            (a) it is an independent developer and not the agent of PTC in executing the Works and must execute the Works in accordance with its own methods, subject to compliance with this Agreement;
            (b) nothing contained in this Agreement or any Subcontract creates any contractual relationship between any subcontractor (other than Mackie) and PTC or PTC's Representative;
            (c) PTC and its agents, employees, consultants and representatives, including PTC's Representative, are not liable in contract or tort (including negligence) or to the extent legally possible, under any statute or other principle of law upon any claim in connection with any information provided by PTC or for any errors or omissions with respect to information given to the Developer;
            (d) it enters into this Agreement based on its own investigations and determinations; and
            (e) in entering into this Agreement and in the execution of the Works, the Developer and its employees, subcontractors and suppliers have and must continue to use commercially reasonable trade practices and exercise the standard of skill, care and diligence appropriate to the nature of the Works.

2.4   ASSIGNMENT

            The Developer must not assign this Agreement or any payment or other right or benefit or interest under this Agreement without the prior written consent of PTC except that the Developer will be entitled to assign this Agreement or any payment or other right or benefit under this Agreement to its holding company or any subsidiary of its holding company. The Developer must notify PTC of any assignment under this clause.

2.5   EXERCISE OF PTC'S POWERS

            The parties acknowledge that PTC will be entitled to exercise its powers in relation to matters where it has jurisdiction as a statutory authority only in accordance with the Transport Act 1983.

3.    NON DEVELOPMENT OBLIGATIONS
 3.1   CAR PARK AGREEMENT
            PTC and the Developer will enter into the Car Park Agreement within 14 days after the date when the whole of the Works reach the stage of Practical Completion.
 3.2   SECTION 173 AGREEMENT

            PTC and the Developer will enter into the Section 173 Agreement with the City of Frankston within 14 days after the date when the whole of the Works reach the stage of Practical Completion.

 3.3   LICENCE FOR ACCESS

            PTC and the Developer will enter into the Licence for Access to adjacent PTC Land substantially in the form attached as SCHEDULE 11 within 14 days after the date when the whole of the Works reach the stage of Practical Completion.

4.            ENGAGEMENT OF CONSULTANTS
 4.1   DEVELOPER'S CONSULTANTS

            The Developer must engage only such consultants to carry out such functions as it may require in relation to the PTC Infrastructure Works on terms to be agreed between the Developer and the Developer's Consultants and which are approved by PTC.

 4.2   PERIOD OF ENGAGEMENT
            The Developer must engage the consultants referred to in CLAUSE 4.1 to the end of the Defects Liability Period.
 4.3   NO DIMINISHING OF RESPONSIBILITY
            The engagement of consultants does not create any assumption of responsibility or risk on PTC or lessen any responsibility of the Developer under this Agreement.

5.    PROJECT DOCUMENTATION
 5.1   DEVELOPMENT OF PROJECT DOCUMENTATION

            The Developer must develop the Project Documentation to provide full working construction drawings to fully incorporate the Standards and embodying all other matters required by this Agreement in accordance with all Laws and to the extent that the Standards do not deal with or are unclear on any matter, to the satisfaction of PTC's Representative.

 5.2   SUBMISSION OF DOCUMENTATION TO PTC'S REPRESENTATIVE

            The Developer must submit certified copies of all the Project Documentation to PTC's Representative for review and approval as soon as reasonably practicable after preparation and, in any event, on or before the prescribed date for that task in the Programme. PTC must use its reasonable endeavours to procure PTC's Representative to notify the Developer of its approval or rejection under this clause within the time period after the Project Documentation is submitted as contemplated by CLAUSE 19.

 5.3   APPROVAL OF DOCUMENTATION BY PTC'S REPRESENTATIVE

            If PTC's Representative rejects the whole or any part of the Project Documentation, the Developer must revise the Project Documentation as soon as practicable and resubmit it to PTC's Representative for approval under the preceding clause.

 5.4   DOCUMENTATION TO BE INCORPORATED INTO THE CONTRACT

            The Project Documentation will, on approval by PTC's Representative, be incorporated into this Agreement and all documentation in relation to the PTC Infrastructure Works will become the property of PTC.

 5.5   COPIES OF DOCUMENTATION

            The Developer must provide PTC's Representative with three full copies of the complete Infrastructure Documentation and one full copy of the Reading Development documentation immediately after it is approved under CLAUSE 5.3. The Developer must ensure that a full copy of the Infrastructure Documentation is kept at the Site and made available to PTC's Representative upon request.

6.    PROGRAMME AND REVIEW OF CONSTRUCTION PROGRESS
 6.1   DEVELOPER TO PREPARE PROGRAMME

            The Developer must, not less than 20 business days prior to the Construction Commencement Date, prepare and provide PTC's Representative with the Programme for commencement, carrying out and completion of the Works.

 6.2   FORM OF PROGRAMME
            The Developer must ensure the Programme:
            (a) is in the form of a bar chart and provides a sequence for the Works which conforms with the sequence requirements for completion of the Works set out in the Standards;
            (b) identifies milestones for various stages comprising the Works;
            (c) sets out a project calendar for the Works which must contain reasonable allowances for public holidays, Christmas shut-down, rostered days off, overtime and other contingencies; and
            (d)     can be reviewed at each Project Control Meeting.

 6.3   APPROVAL OF PROGRAMME BY PTC'S REPRESENTATIVE

            PTC must procure PTC's Representative to approve or reject the Programme within 7 days after it is submitted by the Developer. The Developer must immediately revise and resubmit the Programme to PTC's Representative if it is rejected in any way.

 6.4   MEETINGS AND REPORTS
            The Developer must:
            (a) ensure that meetings (PROJECT CONTROL MEETINGS) are held at least fortnightly and at other times as may be reasonably required by PTC's Representative;
            (b) invite and allow PTC's Representative to participate in all Project Control Meetings;
            (c) give at least 5 business days' written notice to PTC's Representative of the time, place and agenda of all Project Control Meetings;
            (d) ensure that its project and construction managers attend Project Control Meetings and are available to discuss matters with PTC's Representative at all reasonable times;
            (e) prepare accurate minutes of all Project Control Meetings and submit them to PTC's Representative within 4 business days after the meeting; and
            (f) at the reasonable request of PTC's Representative, provide evidence of the implementation of any action arising out of a Project Control Meeting.
 6.5   CONSTRUCTION PROGRAMME REVIEW PROCESS
            Before each Project Control Meeting, the Developer must provide to PTC's Representative a status report showing:
            (a) progress made in execution of the Works since the previous Project Control Meeting;
            (b) the current status of the Works in relation to the Programme;
            (c) whether progress is being maintained in accordance with the Programme;
            (d) a list of planned activities to be carried out during the following month;
            (e) a list of matters which require a decision to be made by PTC;
            (f) a list of activities that are behind their planned start or completion dates with reasons for any discrepancy; and

            (g) at the request of PTC's Representative, a proposed management solution to correct the activities behind schedule.

7.    THE SITE
 7.1   DEVELOPER'S OBLIGATIONS
            The Developer must, at its own cost and expense:
            (a) ensure that the Works are constructed within the external title boundaries of the Site, except only for parts of the Works specifically required by this Agreement to be outside those boundaries; and
            (b) provide all allowances and take all necessary steps and measures that may be required in the execution of the Works for working in or close to or diverting any service line or installations of any relevant Authority, including power lines, high tension lines and related structures in, on, above, below or adjacent to the Site.

 7.2   DEVELOPER'S WARRANTIES AND ACKNOWLEDGMENTS
            The Developer warrants at the date of this Agreement and acknowledges it has and is deemed to have:
            (a) examined and checked this Agreement, the Standards and all documentation mentioned in either;
            (b) examined and taken into consideration all information which is relevant to the risks, contingencies and other circumstances which would in any way affect its obligations under this Agreement;
            (c)     examined the Site and its surroundings;
            (d) informed itself of all relevant physical conditions above and below the surface of the Site and the climatic conditions at and near the Site;
            (e) informed itself of the nature of the Works and materials and constructional plant and equipment necessary for the execution of the Works, the facilities at the Site, the times permitted by the relevant authorities for the construction of the Works and the means of access to and egress from the Site;
            (f) informed itself as to the availability of labour and the accommodation required and all labour conditions and conditions of employment relevant to the execution of the Works;

            (g) satisfied itself as to the correctness and sufficiency of the cost allowed by the Developer for completing the Works and to cover the cost of performing all of its obligations under and in connection with this Agreement in the manner prescribed by this Agreement;
            (h) made its own independent enquiries and assessments as to the ability, suitability and financial standing of any Subcontractor engaged by the Developer in the execution of the Works; and
            (i) made its own interpretation as to the difficulties of executing the Works.
 7.3   ACCESS TO THE SITE

            Unless PTC's Representative directs otherwise, PTC authorises the Developer to have reasonable access to the Site for the purposes of carrying out its obligations under this Agreement from the Construction Commencement Date until Practical Completion of the whole of the Works or until PTC lawfully terminates this Agreement (whichever is earlier). The parties acknowledge that the Developer's access to the Site will be subject to compliance with the General Criteria for Development at Railway Locations Railway Operations and Engineering Design and Construction Aspects ENG-AD-STD-0001 in SCHEDULE 2. With respect to the Reading Development PTC will only be able to deny the Developer access due to operational and safety issues under such criteria. If access is denied at any time the Developer will be granted a reasonable extension of time taking into account the circumstances and at least equal to the period during which access has been denied.

            If the Developer requires access prior to the Construction Commencement Date PTC must use its reasonable endeavours to allow such access subject to compliance with reasonable conditions required by PTC.

 7.4   ACCESS TO MAKE GOOD
            Following Practical Completion of the PTC Infrastructure Works, PTC must allow the Developer access to the Site for making good defects as required under this Agreement.

 7.5   ACCESS FOR PTC'S REPRESENTATIVE

            Subject to CLAUSE 7.3 the Developer must allow PTC's Representative access at all reasonable times to the Site and the Works and to places other than the Site where Works are being performed.

 7.6   ACCESS TO ADJOINING PTC LAND
            The Developer must at its own cost and expense:
            (a) obtain any necessary or appropriate permission to work on, to, in, over or under any adjoining or neighbouring PTC land; and
            (b) make all arrangements for any access to any adjoining or neighbouring PTC land,

            and the Developer indemnifies PTC against any cost damage loss or liability incurred or suffered in connection with the Developer's access to adjoining or neighbouring land provided that PTC will use its best endeavours to ensure that all such permission and arrangements are obtained if the adjoining or neighbouring land is owned by PTC.

 7.7   SITE CONDITIONS

            The Developer assumes the risk of all increased costs, losses and expenses caused or contributed to by the physical condition or characteristics of the Site (including, without limitation, sub-surface, latent conditions or hidden defects or contamination of any kind) and its surroundings suffered or incurred by the Developer in or about the execution of the Works. PTC will co-operate with the Developer in providing all information possible in relation to Site conditions provided that no legal consequences can arise out of the provision of any such information.

 7.8   SITE ESTABLISHMENT AND CLEANING
            The Developer must, at its own cost and expense:
            (a) establish and maintain Site hoardings and a Site Office suitable for holding Project Control Meetings connected with electricity, accommodation and storage area for plant and equipment and materials in such areas of the Site in a manner from time to time approved by PTC's Representative;
            (b) regularly remove all rubbish and debris from the Site created or caused by the execution of the Works and at other times in accordance with procedures approved by the PTC's Representative; and

            (c) prior to Practical Completion of the PTC Infrastructure Works or the Reading Development (whichever is the latter), remove from the Site any hoardings, the Site Office, all plant and equipment and other material as may be required by PTC's Representative to enable PTC to quietly and peaceably enjoy and occupy the PTC Infrastructure Works.

 7.9   CHANGES TO SITE
            If the Site changes for the purposes of this Agreement the Developer will submit an amended plan for the purposes of SCHEDULE 4.

 7.10  CONDITION OF THE LAND
            (a) The Developer releases the PTC and its officers or agents and indemnifies them against any claims, costs, losses, damages, expenses, judgements, suits, awards and liabilities whatever arising out of or in respect of:-
                    (i) any Contamination or Pollution caused or contributed by the Developer or its servants, agents, employees or contractors or any work performed by or for the Developer on the Land which results in the release or disturbance of Contamination or Pollution; and
                    (ii) complying with any notice, order or requirement issued after the Commencement Date by or of any Authority requiring any Contaminant or Pollutant in, on or under or which has emanated from the Land after the Commencement Date to be cleaned up, contained, removed, diluted or dealt with in any manner whatsoever.
            (b) The Developer may at its option take over and conduct, at its cost, in the name of any party to whom indemnity has been given the defence of any claim brought by any person against the Developer, the PTC or any other person or their servants, agents, employees or contractors and arising out of or relating to the indemnity provided in SUB-CLAUSE 7.10(A) and the PTC will use all reasonable endeavours to ensure that it and any other person affected by this clause fully co-operates in that defence.
            (c) The release and indemnity in SUB-CLAUSE 7.10(A) survives termination of this Agreement.

8.    SUBCONTRACTS
 8.1   SUBCONTRACTING
            The Developer may subcontract any part of the Works, provided however, that in the case of the PTC Infrastructure Works such subcontracting will be subject to the PTC's approval.

8.2   DEVELOPER'S RESPONSIBILITY
            The Developer:
            (a) by subcontracting any part of the PTC Infrastructure Works is not relieved from any of its liabilities or obligations under this Agreement;
            (b) assumes the risk for all delays, cost increases, losses and expenses caused or contributed to by any act or omissions of a Subcontractor; and
            (c) remains responsible to perform its obligations under this Agreement, even if a Subcontract is terminated, disclaimed or repudiated for any reason,

            provided that the Developer will not be liable for any such matters which are the direct result of any breach of this Agreement by the PTC, its servants, agents or the PTC's Representative.

9.    ROLE OF PTC'S REPRESENTATIVE
 9.1   AGENT OF PTC

            PTC's Representative will act for and on behalf of PTC as its agent for the purposes of this Agreement and the Developer must comply promptly with all reasonable written instructions and directions of PTC's Representative.

 9.2   PTC'S REPRESENTATIVE'S AUTHORITY

            PTC and the Developer agree that PTC's Representative may subject to CLAUSE 2.2(C) issue reasonable instructions or directions to the Developer or be the sole independent assessor, valuer or certifier, acting reasonably, concerning any of the following matters:

            (a)     the Works;
            (b)     any ambiguity, error or other fault in documents;
            (c)     substitute materials or workmanship;
            (d)     testing of materials or Works;
            (e)     Practical Completion of the PTC Infrastructure Works; and
            (f)     making good of any defects in the Works.

9.3   EMPLOYMENT OF OTHERS ON DEVELOPER'S DEFAULT
            If the Developer does not comply with a reasonable instruction or direction of PTC's Representative which has been confirmed to the Developer in writing;
            (a) PTC's Representative may issue a notice to the Developer requiring compliance within a specified time which is reasonable having regard to the circumstances;
            (b) if the Developer does not comply with the notice within the specified time, PTC may employ and pay others to execute the work which may be necessary to give effect to the relevant instruction or direction;
            (c) all costs incurred by PTC in doing so may be recovered by PTC as a debt due to PTC by the Developer or may be deducted by PTC from any money payable to the Developer under this Agreement or the Bank Guarantee; and
            (d) the Developer remains responsible to PTC for any work executed by others as if it had been executed by the Developer under this Agreement.

10.   EXECUTION OF THE WORKS
 10.1  SCOPE OF THE WORKS
            The scope of the Works includes:
            (a) all necessary work required to alter and add to existing PTC infrastructure (in accordance with the Standards) to enable construction of the Reading Development;
            (b) all items of work obviously to be inferred from this Agreement for the proper execution and completion of the Works, whether or not such items have been shown or described in this Agreement.
 10.2  PROVISION OF MATERIALS AND LABOUR

            The Developer must provide at its own cost and expense everything necessary for the proper execution of the Works and for the proper performance by the Developer of its obligations under this Agreement.

 10.3  CONSTRUCTION METHODS AND QUALITY ASSURANCE
            The Developer is and remains responsible for:
            (a) all construction means, methods, techniques, sequences and procedures employed and to be employed by the Developer and its Subcontractors in and concerning the execution of the Works and for co-ordinating the execution of all portions of the Works; and
            (b) ensuring that all quality assurance procedures required to be undertaken by the Developer under this Agreement are properly implemented and carried out by the Developer to the satisfaction of PTC's Representative.

 10.4  SUPERVISION

            The Developer is responsible for the supervision of the Works so as to ensure that the Works are executed in accordance with this Agreement. For the purposes of supervision, the Developer must ensure that a competent person to supervise the Works is always present on the Site when works are being carried out who will respond to reasonable requests and directions from PTC's Representative.

 10.5  REQUIREMENTS OF AUTHORITIES
            The Developer must, at its own cost and expense:
            (a) apply for and obtain all permits, approvals and consents necessary for the Works;
            (b) comply with the requirements of all Laws and the lawful requirements of all relevant Authorities which arise by reason of the execution of the Works, including, without limitation, obtaining registration and effecting and maintaining insurance for building practitioners as prescribed by the Building Act 1993;
            (c) pay all fees in connection with the execution of the Works which have not been paid by PTC prior to entering into this Agreement; and
            (d) provide, on reasonable request from PTC's Representative, a true copy of any document in its possession issued by or evidencing the approval of Authorities in connection with the Works.

 10.6  SETTING OUT INFORMATION
            The Developer is responsible for obtaining all such information to enable the Developer:
            (a) to accurately set out the Works in accordance with this Agreement; and

            (b) to establish levels for the Works by reference to some established datum or benchmark on or adjacent to the Works.

 10.7  SETTING OUT THE WORKS
            The Developer must correctly set out and establish the levels for the Works in accordance with the information referred to in CLAUSE
            10.6 and:
            (a) must, at its own cost and expense, rectify any error arising from its own inaccurate setting out and establishment of levels;
            (b) is not relieved of any of its responsibility by any check or examination by PTC's Representative;
            (c) after setting out and establishing the levels for the Works, give PTC's Representative a certificate from a licensed surveyor certifying that the setting out and levels are in accordance with this Agreement; and
            (d)     must, in accordance with CLAUSE 14.9 give PTC's
                    Representative:
                    (i) a certificate and survey plan signed by a licensed surveyor stating that the whole of the Works are within the title boundaries of the Site except only for parts of the Works specifically required by this Agreement to be outside those boundaries and detailing the location of the Works on the Site; and
                    (ii) a certificate signed by a chartered engineer stating that structural elements of the Works are within the tolerances specified.

 10.8  MATERIALS AND WORKMANSHIP
            10.8.1 All materials used in the PTC Infrastructure Works and the standard of workmanship must be in conformity with the provisions of this Agreement provided that:
                    (a) in the absence of a provision in the Contract specifying a material or standard of workmanship, the Developer must ensure that the material or standard of workmanship used or employed is both suitable for its purpose and consistent with the nature and character of that part of the PTC Infrastructure Works for which it is used;

                    (b) any materials not otherwise specified (except in the case of temporary works) must be new and of appropriate quality;
                    (c) the Developer must provide PTC's Representative with full details of suitable and appropriate substitutes and seek the direction of PTC's Representative in relation to any substitute material or standard of workmanship; and
                    (d) the Developer must produce evidence to the reasonable satisfaction of PTC's Representative that materials used in connection with the PTC Infrastructure Works comply with the provisions of this Agreement.

            10.8.2 The quality of work to be carried out by the Developer and materials used in the Reading Development will be to a commercially reasonable standard and will comply with the guidelines and standards set out in SCHEDULES 2 AND 3 relating to operational and safety issues and access for PTC customers.

 10.9  OPENING UP THE WORKS

            If PTC's Representative instructs the Developer to open up for inspection any work covered up or to arrange for or carry out any testing of any materials or goods (whether already incorporated in the Works or not) or of any executed work, the cost of that opening up or testing (including the cost of making good any damage) must be paid to the Developer unless:
            (a) the opening up or testing is consequent upon a failure of the Developer to comply with any provision of this Agreement;or
            (b) the opening up or testing shows that work, materials or goods are not in accordance with this Agreement; or
            (c) the cost of opening up or testing has been included in the Standards.

 10.10 QUALITY OF WORK AND MATERIALS

            If PTC's Representative considers, acting reasonably, that the quality of any work or material in respect to the PTC Infrastructure Works is not in accordance with the requirements of this Agreement:

            (a) PTC's Representative may instruct the Developer to remove or re-execute or replace that work or material or to make good any defect; and
            (b) the Developer must carry out any instruction without the right to any extension of time or any compensation unless the Developer establishes that the work originally carried out has been executed in accordance with the requirements of this Agreement, in which case the cost of re-executing or replacing that work will be borne by PTC.

11.   PTC SAFETY AWARENESS
 11.1  SAFETY AWARENESS TRAINING COURSE
            (a) Except as otherwise provided in this CLAUSE 11, the Developer and any of its employees, agents, consultants or Subcontractors involved in work on or beside railway property (SITE PERSONNEL) must complete a Safety Awareness Training Course (THE COURSE) presented by PTC at the Developer's expense, before commencing any work within 6 metres of the centre line of any railway track or overhead facility in accordance with the Safeworking Instructions as amended from time to time.
            (b) The Developer must erect a 1.8 metre high fence, not less than 2.5 metres from the centre line of the nearest railway track, to protect the Site. Site Personnel who are not required to work on the railway track side of this fence, (EXEMPT PERSONNEL), do not have to attend the Course. However, Exempt Personnel will be required to attend a site induction meeting, which will include extensive information provided at the Course.
            (c)     All Site Personnel, (including Exempt Personnel), who:
                    (i)     have a supervisory role; or
                    (ii) are in charge of or operate plant within 6 metres of the centre line of the nearest railway track; or
                    (iii) are in charge of or operate plant that may interfere with any overhead electric cabling,

                    will be required to attend the PTC's "Electrical and Overhead Appreciation Course". This requirement applies to and includes site foremen, project managers, piling rig operators, crane operators, dogmen, excavator operators and "cherry picker" operators.

 11.2  DEVELOPER TO NOMINATE PERSONNEL

            The Developer must nominate personnel required to complete the course referred to in CLAUSE 11.1 and PTC will arrange for enrolment in a suitable course. All personnel required to complete the course referred to in CLAUSE 11.1 must sign an acknowledgment that he or she has been informed of the safety procedures in accordance with this CLAUSE 11.

 11.3  COMPLIANCE WITH SAFEWORKING INSTRUCTIONS

            The Developer and any of its employees, agents, consultants or Subcontractors involved in work on or beside trains or buses must, before commencing any work on or beside trains or buses:
            (a) read the Safeworking Instructions as amended from time to time and any other documents provided to the Developer by PTC; and
            (b) attend one or more presentations on-site by PTC for that purpose in relation to particular classes of trains or buses.

 11.4  SAFEWORKING INSTRUCTIONS PRESENTATIONS

            The Developer must nominate personnel required to attend the presentation referred to in CLAUSE 11.3 and PTC will arrange for the presentation to take place. All personnel required to read the materials and attend the presentation in accordance with CLAUSE 11.3 must sign an acknowledgment that he or she has been informed of the safety procedures in accordance with this CLAUSE 11.

12.   GENERAL ENGINEERING AND OPERATIONAL CONDITIONS
 12.1  COMPLIANCE WITH GENERAL ENGINEERING AND OPERATIONAL CONDITIONS

            The Developer must and must ensure that its servants agents and Subcontractors comply with the General Criteria for Development at Railway Locations, Railway Operations and Engineering Design and Construction Aspects ENG-AD-STD-0001 as set out in SCHEDULE 2.

 12.2  NOTICE OF ABSOLUTE OCCUPATIONS

            The Developer must give PTC's Representative at least 20 Business Days notice in writing when it requires each Absolute Occupation specified in the Programme. The Developer must specify in the notice the dates, times and location of Absolute Occupation required. The granting of Absolute Occupation by PTC will be dependent on train running requirements.

 12.3  PTC NOT LIABLE

            PTC is not liable for any consequences arising from being unable to grant Absolute Occupation on dates or at times requested unless an Absolute Occupation has been previously requested by the Developer and agreed by PTC.

 12.4          DEVELOPER TO NOTIFY RELEVANT AUTHORITIES
            With respect to each train track Absolute Occupation the Developer must give all Authorities proper notice to facilitate compliance with relevant Laws.

 12.5  PTC FLAGMEN

            With respect to railway lines, notwithstanding any arrangements to commence an Absolute Occupation at a specified time, the Developer must not commence to obstruct the rail track until PTC's Representative has confirmed in writing that the Absolute Occupation has commenced and is being protected by a PTC or approved flagman and has authorised the track to be obstructed.

 12.6  ABSOLUTE OCCUPATION DAMAGE

            The Developer will be liable for and indemnifies PTC if the Developer or its subcontractors in the execution of the Works or Absolute Occupation damage property, cause any loss claim proceeding or injury in respect of any injury or damage to any real or personal property or person including but not limited to public utilities and services and property on or adjacent to the Land (unless such injury or damage has been due to the negligence or wilful default of PTC its servants or agents) and must promptly repair and make good the damage and pay any compensation which the law requires the Developer or PTC to pay.

 12.7  PTC COSTS
            The Developer must pay or reimburse PTC on monthly invoice the cost of:
            (a)     the Absolute Occupations specified in the Programme;
            (b) any PTC supervision to ensure that construction of the PTC Infrastructure Works is carried out in compliance with this Agreement;
            (c) any train stabling, bus substitution and like operations costs; and
            (d) delay costs, arising from disruption caused by the Developer or its employees, agents, contractors or consultants to train services;
            at the rates set out in SCHEDULE 9.

 12.8  CHANGES TO PROGRAMME

            If the nature or length of an Absolute Occupation mentioned in CLAUSE 12.2 changes or a further Absolute Occupation is agreed between the parties the Developer must pay PTC a sum equivalent to the increase in cost of the change or further Absolute Occupation on demand in addition to the amount paid under CLAUSE 12.7.

13.   PTC INFRASTRUCTURE
 13.1  PTC INFRASTRUCTURE WORKS MODIFICATIONS

            The Developer is to carry out at its own cost and expense and to PTC's reasonable satisfaction all necessary PTC Infrastructure Works modifications which are required to build the Reading Development. The Developer acknowledges that the onus of identifying all necessary PTC Infrastructure Works modifications rests with the Developer.

 13.2  PTC INFRASTRUCTURE WORKS
            (a) The Developer must construct PTC Infrastructure Works as detailed in SCHEDULE 7 and any other infrastructure necessarily required to enable the development to proceed and which is required to be modified to enable the construction of the Reading Development to be completed or as otherwise agreed between the parties.

                    The PTC Infrastructure Works must be constructed in accordance with the guidelines and standards set out in SCHEDULES 1, 2 AND 3.
            (b) PTC must use all reasonable endeavours to work and co-operate with the Developer to minimise the cost of the PTC Infrastructure Works.

14.   TIME
 14.1  NOTIFICATION OF DELAYS

            If progress of the Works is delayed by any Delay Event in a manner which might reasonably be expected to result in a delay in the Works reaching Practical Completion, the Developer must, if it wishes to claim an extension of time for Practical Completion of the Works, as soon as practicable and, in any event, not later than 14 days after the Delay Event occurs, give a notice in writing to PTC's Representative stating the nature, the cause and, where possible, the extent of the delay.

 14.2  NOTICE OF CLAIMED EXTENSION

            As soon as practicable, but not later than 14 days after the notice under CLAUSE 14.1 is issued, the Developer must give a further notice in writing to PTC's Representative stating a fair and reasonable time by which, in its opinion, the time for Practical Completion of the Works should be extended together with a statement of facts on which it bases its claim.

 14.3  PTC'S REPRESENTATIVE'S DETERMINATION

            Subject to the Developer having complied with the provisions of CLAUSE 14.1 and 14.2, PTC's Representative must as soon as practicable determine what, if any, extension of time for Practical Completion of the Works will be granted to the Developer and must notify in writing the Developer accordingly. The Developer acknowledges that the Delay Events constitute the only grounds upon which the Developer is entitled to claim an extension of time for Practical Completion.

 14.4  CONDITION PRECEDENT TO EXTENSION OF TIME

            Notwithstanding the preceding provisions of this CLAUSE 14, the Developer is not entitled to any extension of time unless it has taken proper and reasonable steps both to preclude the occurrence of the cause of delay and to avoid or minimise the consequences of the delay.

 14.5       PRACTICAL COMPLETION
            (a) When the Developer is of the opinion that either the PTC Infrastructure Works or the Reading Development have reached Practical Completion, the Developer must give written notice to PTC's Representative specifying which of the Works have reached Practical Completion. The notice must be accompanied by any necessary documentary evidence demonstrating that the requirements for achieving Practical Completion have been satisfied.
            (b) Within 7 days of receipt of the Developer's notice in accordance with CLAUSE 14.5(A), PTC's Representative must undertake a joint inspection of the relevant Works with the Developer and either:
                    (i) issue to PTC and the Developer a notice which shall state the date on which the relevant Works reached Practical Completion;
                    (ii) issue to the Developer written notice of matters and things required to be done before the relevant Works shall reach Practical Completion; or

                    (iii) issue to the Developer written notice that the relevant Works are too far from Practical Completion and requiring the Developer to continue with the execution of the relevant Works in accordance with this Agreement.

                    Provided that in relation to the Reading Development the PTC's Representative's requirements under this sub-clause to inspect the Reading Development will be limited only to safety and operational requirements as set out in CLAUSE 2.2(C).
            (c) If PTC's Representative issues to the Developer a written notice under either of CLAUSE 14.5(B)(II) or (III), the Developer must upon compliance with that notice give to PTC's Representative further written notice that the Developer has so complied and that further notice is deemed to be a notice given by the Developer under CLAUSE 14.5(A) and CLAUSES 14.5(B) and (C) shall reapply until such time as PTC's Representative shall issue a Notice of Practical Completion.
            (d) Upon the issue of a Notice of Practical Completion or upon the PTC Infrastructure Works being deemed to have reached Practical Completion PTC may take possession of the PTC Infrastructure Works.

 14.6  DEFECTS LIABILITY PERIOD

            The Defects Liability Period commences on the date the PTC Infrastructure Works reach or are deemed to reach Practical Completion under this Agreement and will continue for the period stated in ITEM 7.

 14.7  DEVELOPER TO RECTIFY
            If at any time during the Defects Liability Period, any fault, omission, shrinkage or other failure to comply with this Agreement is apparent:
            (a) the Developer must make good those defects which are notified to it by PTC's Representatives within the time prescribed in the notice at no cost to PTC; and
            (b) if the defect is not made good within the specified time, PTC may have the defect made good itself and the cost of doing so shall be a debt due from the Developer to PTC which PTC may draw down on the Defects Guarantee referred to in
                    ITEM 10 or the Bank Guarantee referred to in ITEM 8 (if the Bank Guarantee has not been returned to the Developer).

 14.8  TIME FOR MAKING GOOD
            Subject to CLAUSES 7.4 AND 14.7, the Developer must complete the making good of all defects within a reasonable time of the end of the Defects Liability Period.

 14.9  SUBMISSION OF CERTIFICATES, SURVEY PLANS AND OPERATING DOCUMENTS

            The Developer will submit to PTC's Representative within 28 days from the Date of Practical Completion the certificates and survey plan in accordance with CLAUSES 10.7(C) and (D) and all operating manuals, warranties, guarantees, as-built drawings and other documents and information required under this Agreement which, in the opinion of PTC's Representative, are necessary for the use, operation and maintenance of the PTC Infrastructure Works.

15.   INDEMNITIES AND INSURANCE
 15.1  DEVELOPER'S INDEMNITY

            The Developer indemnifies PTC against all costs, liability, loss or damage incurred or suffered in connection with the Developer's obligations under this Agreement which results in or may result in:
            (a)     any damage to any real or personal property; or
            (b)     the death of or injury to any person,

            caused or contributed to by any act, omission, negligence or default of the Developer its employees, agents, contractors, subcontractors or invitees unless such damage death or injury has been due to the act or default of PTC its servants or agents.

 15.2  DEVELOPER'S INSURANCE

            The Developer must ensure that the following insurances are effected on and from the Construction Commencement Date and maintained until the expiry of the Defects Liability Period in the joint names of PTC the Developer and the Subcontractor (together THE INSURED) for their respective rights, interests and liabilities:
            (a) Contractor's all risk insurance on terms and conditions (including, without limitation, any exclusions or excesses) reasonably required by PTC for the whole of the Works (including, without limitation, any associated temporary works, material incorporated or to be incorporated in the Works and the property of the Insured or for which they are responsible and any insurance required by the Building Act
                    1993) concerning loss or destruction of or damage to the property insured (whether caused by the Developer, PTC or any other person) for its full reinstatement and replacement cost;
            (b) public liability insurance for liability to all persons (including PTC) for a sum of not less than $ 20,000,000 for any one event concerning personal injury to or death arising by accident of any person (not being a person who at the time of the accident is defined as a worker of the Insured under any law concerning workers' compensation insurance) and concerning any injury, loss or damage to any property (real or personal) caused (directly or indirectly) by the execution of the Works (whether by the Developer, PTC, a Subcontractor, PTC's Representative or any other person);
            (c) insurance for an unlimited sum against any loss, cost, damage, liability or other detriment (whether arising under a law concerning workers' compensation or employer's liability or at common law) suffered or incurred by any of its employees in or about the execution of the Works; and
            (d) products liability insurance and professional indemnity insurance for liability to all persons (including PTC) concerning loss, costs, damage, liability or other detriment suffered or incurred (directly or indirectly) in connection with the execution of the Works.

 15.3  INSURANCE REQUIREMENTS
            All insurances required under CLAUSE 15 must:
            (a) be effected with an insurance office or company approved by PTC; and
            (b) provide for payment of such amounts, cover such risks and contain such conditions, endorsements and exclusions as are acceptable to or required by PTC, acting reasonably; and
            (c) contain a requirement that no exclusions, endorsements or alterations may be made in or to that insurance, unless first approved in writing by PTC; and
            (d) be endorsed (to the extent permitted by Law) with a waiver by the insurer of its right to avoid the policy or any liability under that policy by reason of any non-disclosure or any inaccurate disclosure relating to that policy.

 15.4  INSURANCE CONDITIONS FOR JOINT POLICIES
            The policies for the insurance required under this CLAUSE 15 which are effected in joint names must provide that:
            (a) all insuring agreements and endorsements (excluding limits of liability) operate in the same manner as if there was a separate policy of insurance covering each Insured;
            (b) the insurer waives all rights and remedies to which it may become entitled by subrogation against any one or more of the Insured; and
            (c) failure by an Insured to observe and fulfil the terms of the policy will not prejudice the insurance for any other Insured.
 15.5  COPIES OF POLICIES

            The Developer must on or before the Construction Commencement Date deliver certified copies of all insurance policies required under THIS CLAUSE 15 and all renewal certificates, cover notes, certificates of insurance, premiums and endorsement slips to PTC's Representative.

 15.6  PAYMENT OF PREMIUMS

            The Developer must punctually pay (or cause to be punctually paid) all premiums and other sums payable concerning the insurance required under this CLAUSE 15 on or before the due date for payment and produce to PTC receipts or other proof of payment to PTC's satisfaction of those sums upon request by PTC.

 15.7  CERTIFICATES OF CURRENCY

            The Developer must deliver to PTC's Representative certificates of currency for the insurances required under this CLAUSE 15, promptly after receipt of a request from PTC's representative.

16.   BANK GUARANTEE
 16.1  DEVELOPER TO PROVIDE BANK GUARANTEE

            The Developer must deliver to the PTC, on or before the Construction Commencement Date, as security for the Developer's obligations to construct the Works in the manner prescribed by this Agreement, an irrevocable bank guarantee (BANK GUARANTEE) for the amount specified in ITEM 8 in a form approved by the PTC.

 16.2  TERMINATION OF CONTRACT

            If the Developer does not deliver the Bank Guarantee to PTC in accordance with CLAUSE 16.1, PTC may immediately terminate this Agreement without prejudice to any of its other remedies under this Agreement.

 16.3  RELEASE OF BANK GUARANTEE

            PTC must release the Bank Guarantee (to the extent it is not drawn down) to the Developer or make it available for collection by the Developer in exchange for an irrevocable bank guarantee in a sum equal to the amount specified in ITEM 10 (DEFECTS GUARANTEE) in the form and from a Bank agreed to by PTC immediately after the Date of Practical Completion of the whole of the Works.

            If the parties are in dispute as to whether the whole of the Works have reached Practical Completion, they must negotiate in good faith for the substitution of the Bank Guarantee with a bank guarantee for the value of the Works in dispute.

 16.4          RELEASE OF DEFECTS GUARANTEE

            PTC must release the Defects Guarantee to the Developer or make it available for collection by the Developer within five business days after the expiry of the Defects Liability Period (as it may be extended).

 16.5  DRAWDOWN
            PTC is authorised and may draw down the whole or any part of the Bank Guarantee whenever;
            (a)     expressly provided by this Agreement;
            (b)     either of the events described in CLAUSE 17.5(B) occur ; or
            (c) PTC is entitled to reimbursement of money paid by it to others and for which the Developer is primarily liable under this Agreement and in all such cases as if the Bank Guarantee were a sum of money due to PTC by the Developer.

 16.6  PTC'S OTHER RIGHTS NOT PREJUDICED

            A drawdown by PTC under the Bank Guarantee will not prevent PTC from seeking alternative or additional remedies or from claiming from the Developer losses, expenses, costs or damages in excess of the amount drawn down.

 16.7  REPLACEMENT BANK GUARANTEE OR DEFECTS GUARANTEE

            If PTC calls on the Bank Guarantee or Defects Guarantee, then, no later than seven business days after PTC gives the Developer a notice asking for it, the Developer must deliver to the PTC a replacement or additional Bank Guarantee or Defects Guarantee so that the amount available under the Bank Guarantee or Defects Guarantee is equal or greater than specified in ITEMS 8 OR 10 (whichever is relevant).

17.   DEFAULT AND TERMINATION
 17.1  DEFAULT EVENTS
            A Default Event occurs if:
            (a) there is a substantial or material breach of any of the Developer's obligations under this Agreement;
            (b) the Developer fails to remedy any breach of this Agreement within 28 days after receiving written notice from PTC or PTC's Representative specifying the breach;
            (c)     an Insolvency Event occurs in relation to the Developer; or
            (d) the Developer wholly suspends the carrying out of the Works before Practical Completion.

 17.2  OCCURRENCE OF DEFAULT EVENT
            If a Default Event occurs, PTC may give the Developer a notice in writing specifying :
            (a)     that the Default Event has occurred;
            (b) reasonable details of the event or circumstance constituting the Default Event; and
            (c)     the Cure Period.

 17.3  CURE PERIOD
            Upon receipt of a Default Event Notice, the Developer will be permitted to cure that Default Event within the Cure Period.

 17.4  EXTENSION TO CURE PERIOD
            (a) If the Developer requires an extension to the Cure Period (other than for a failure to pay money) it must, as soon as possible (but no later than the expiration of the current Cure Period) provide to PTC:
                    (i)     a Cure Plan or revised Cure Plan, as applicable; and
                    (ii)    evidence that:
                            (A) the Developer has diligently pursued and is continuing to diligently pursue a feasible and practicable programme of rectification; and
                            (B) the Default Event cannot, with reasonable diligence, be cured within the current Cure Period.
            (b) PTC must not unreasonably refuse to grant an extension of the Cure Period where the Developer has satisfied the requirements of this CLAUSE 17.4.

            (c) Irrespective of whether PTC grants any request by the Developer for an extension of a Cure Period, the Developer must diligently pursue implementation of each Cure Plan.
            (d) The Developer is not entitled to apply for an extension to the Cure Period for a failure to pay money.

 17.5  REMEDIES FOR DEFAULT EVENTS
            (a) If a Default Event occurs and the Default Event is not capable of being cured, the Developer must:
                    (i)     within the Cure Period, comply with any reasonable
                            requirements of PTC; and
                    (ii)    reimburse PTC for any loss or damage suffered or
                            incurred arising out of the Default Event within ten
                            Business Days of service on the Developer of the
                            Default Event Notice specifying the Default Event
                            and reasonable details of the reasonable
                            requirements of PTC.
            (b)     If a Default Event occurs and the Default Event is:
                    (i)     capable of being cured but is not cured in
                            accordance with the Cure Plan for that Default
                            Event, or, if there is no Cure Plan, to PTC's
                            reasonable satisfaction (which may include the
                            payment of compensation) within the Cure Period; or
                    (ii)    not capable of being cured and the Developer fails
                            to comply with CLAUSE 17.5(A),
                    PTC may (without prejudice to any other rights under this Agreement) take one or any number of the following actions:
                    A       sue the Developer for compensation;
                    B       have recourse to any security for performance of the
                            Developer's obligations under this Agreement held by PTC;
                    C       seek other available legal and equitable remedies
                            except termination, cancellation, rescission or repudiation of this Agreement; or
                    D       by notice in writing, terminate this Agreement (but
                            without prejudice to any other rights under this Agreement).

 17.6  RIGHTS AND LIABILITIES OF THE PARTIES FOLLOWING TERMINATION BY PTC
            (a)     If PTC terminates this Agreement in accordance with CLAUSE
                    17.5 the PTC may:

                    (i)     require the Developer to cease works immediately;
                    (ii)    have recourse to any security for performance of the
                            Developer's obligations under this Agreement;
                    (iii)   exercise all legal and equitable rights available to
                            PTC;
                    (iv)    require the Developer to:
                            (A) novate or assign to PTC or its nominee without payment any agreement or the benefit of any agreement for the supply of materials or goods or for the execution of any Works; and
                            (B) deliver all documentation necessary to enable PTC to bring the Works to Practical Completion.
            (b) The Developer, for the purposes of any transfer or assignment under this CLAUSE 17.6, irrevocably appoints PTC as its attorney with full power and authority to execute that transfer or assignment on behalf of the Developer.
            (c) If this Agreement is terminated in accordance with CLAUSE 17.5, the rights and liabilities of the parties are the same as at common law if the Developer had wrongfully repudiated this Agreement and PTC had elected to treat this Agreement as at an end and recover damages.
            (d) All costs, loss, damage, liability or other detriment suffered or incurred by PTC in or in relation to causing the Works to reach Practical Completion is a debt due and payable to PTC which may be deducted from the proceeds of any security for performance of the Developer's obligations under this Agreement.

 17.7  WAIVER
       If this Agreement between PTC and the Developer is terminated due to the Default Event, the Developer waives any rights it may have to pursue a claim of restitution of any kind, including without limitation, a claim of unjust enrichment.

18.   ASSIGNMENT OF INTEREST BY MACKIE
 18.1 Mackie hereby assigns all of its right title and interest in and to the PFFA the Heads of Agreement and this Agreement to the Developer.

 18.2 The Developer hereby indemnifies Mackie against all claims and liabilities which may be imposed on Mackie as Developer under the PFFA, the Heads of Agreement or this Agreement.

 18.3  PTC consents to the assignment of rights from Mackie to the Developer.

19.   CONSENT BY PTC
 19.1 In the event that the consent approval or satisfaction of PTC (whether acting directly or through PTC's Representative) is required for any reason whatsoever under any provision of this Agreement, such consent approval or satisfaction will be not unreasonably withheld and will be given taking into account the provisions of CLAUSE 2.2(C).

 19.2 Where action is required of PTC (whether acting directly or through PTC's Representative) such action will, unless some other time period is specifically provided for elsewhere in this Agreement, be taken within 15 business days except in respect of resubmissions of requests where consent has been refused in which case it will be taken within 7 business days.

 19.3 In all cases PTC will use all reasonable endeavours to act as quickly as possible and the Developer will use all reasonable endeavours to make any requests for approval of plans and specifications on a staged basis.

 19.4 In the event that consent approval or notice of satisfaction is not given or refused within the respective periods referred to in CLAUSE 19.2, it will be deemed to have been given.

20.   DISPUTE RESOLUTION
 20.1 Except as otherwise provided in this Agreement should any dispute or difference arise between the parties either during the term of this Agreement or after the termination or breach of this Agreement as to the construction of this Agreement or as to any other matter arising under this Agreement the parties must prior to issuing legal proceedings send a notice and a copy of this Agreement to the President of the Law Institute of Victoria or his or her nominee.

 20.2  The notice shall:
       (a)     specify the nature of the dispute or the difference;
       (b)     request that a mediator be appointed promptly; and
       (c) state that if the dispute or difference is not resolved within 28 days of the mediator's written confirmation of appointment, the dispute or difference shall be referred to a court of competent jurisdiction.

 20.3 A mediator shall endeavour to resolve the dispute or difference within 28 days of his or her nomination.

 20.4 If the mediator is able to assist the parties in reaching an agreement, the agreement shall be embodied in writing, signed by the parties and shall be binding on them.

20.5 If the mediator is unable to resolve the dispute or difference within the prescribed period, or within any extended period agreed to in writing by the parties, the dispute shall be referred to a court of competent jurisdiction.

20.6  The costs of the mediator shall be shared by the parties to the dispute.

20.7 The parties may engage solicitors or consultants to assist with the preparation of their presentations for the mediation conference and may engage those persons to appear on their behalf at the mediation.

21.   NOTICES
 21.1  NOTICE REQUIREMENTS
       A notice, approval, consent or other communication concerning this
       Agreement:
       (a)     may be given by a party or its Authorised Officer; and
       (b)     must be in writing; and
       (c) must be left at the address of the addressee or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee which is set out in ITEM 9 or if the addressee notifies another address or facsimile number then to that address or facsimile number.

 21.2  NOTICES ON PTC'S REPRESENTATIVE
       The Developer must serve PTC's Representative with a copy of any notice to PTC on the same day or as close as reasonably possible to the day on which the notice is served on PTC.

21.3   TIME OF EFFECT OF NOTICE
       A notice, approval, consent or other communication takes effect from the time it is received, unless a later time is specified in it.

 21.4  RECEIPT OF NOTICE
       A letter or facsimile is taken to be received:
       (a) in the case of a posted letter, on the third day after posting; and
       (b) in the case of a facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient.

 21.5  NOTICES TO US PARENT
       PTC agrees to use its best endeavours to deliver a copy of any notice it issues under CLAUSE 17 to Reading Entertainment Inc at the address specified in ITEM 9 or such other address as is notified to PTC in writing. PTC will use its best endeavours to confirm by telephone service of any such notice.

 21.6  FAILURE TO SERVE NOTICE
       Neither the failure by PTC to deliver a copy of a notice in accordance with CLAUSE 21.5 nor failing to contact Reading Entertainment Inc by telephone will constitute a breach of this Agreement or operate to delay or prolong any time period specified in this Agreement.

22.   COSTS
 22.1  LEGAL COSTS
       Each party must bear its own legal costs of and incidental to the preparation negotiation and execution of this Agreement and the Developer must pay any stamp duty payable on this Agreement.

 22.2  COSTS ON DEFAULT
       Either party must pay or reimburse the other on request all costs incurred or payable by the other in connection with the contemplated or actual enforcement or preservation of any rights under this Agreement including, without limitation, legal costs and disbursements on a solicitor and client basis.

23.   MISCELLANEOUS
 23.1  CERTIFICATE
       A certificate signed by PTC or PTC's Representative about a matter concerning this Agreement is sufficient evidence of the matter stated in the certificate, unless the matter is proved to be false.

 23.2  EXERCISE OF RIGHTS
       Either party may exercise a right, power or remedy at its discretion and separately or concurrently with another right, power or remedy.

 23.3  SINGLE OR PARTIAL EXERCISE
       A single or partial exercise of a right, power or remedy by either party does not prevent a further exercise of that or an exercise of any other right, power or remedy.

 23.4  FAILURE OR DELAY IN EXERCISE
       Failure by either party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

 23.5  NO LIABILITY
       PTC is not liable for any loss caused by the exercise, attempted exercise, failure to exercise or delay in exercising a right, power or remedy.

 23.6  WAIVER AND VARIATION
       A provision of or a right created under this Agreement may not be waived or varied except in writing signed by the party to be bound.

 23.7  WAIVER DOES NOT EXTEND TO ANOTHER
       If any party waives a provision of or a right created under or implied in this Agreement, that waiver does not extend to:
       (a) a breach by any other party of the same or any other provision; or
       (b)     the future exercise by such party of that right.

 23.8  ACCEPTANCE OF PAYMENT
       The acceptance of a payment under this Agreement will not be taken to constitute a waiver of any provision of or a right created under or implied in this Agreement, except the right to demand that payment.

 23.9  SUPERVENING LEGISLATION
       Any present or future legislation which operates to:
       (a)     vary the obligations of any party under this Agreement; or
       (b) adversely affect any party's rights, powers or remedies (including, without limitation, by way of delay or postponement) is excluded, except to the extent that its exclusion is prohibited or rendered ineffective by law.

 23.10 REMEDIES CUMULATIVE
       The rights, powers and remedies provided in this Agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this Agreement.

 23.11 SET-OFF
       PTC may apply (without notice) any credit balance in any currency in any account of the Developer with PTC towards satisfaction of any amount then payable by the Developer to PTC under this Agreement.

 23.12 REDUCTION OF AMOUNT PAYABLE
       PTC may by notice to the Developer reduce the amount payable at any time by PTC to the Developer by the amount payable at that time by the Developer to PTC under this Agreement. The Developer is taken to have paid PTC that part of the amount then payable by the Developer equal to the amount of the reduction.

 23.13 INDEMNITIES
       Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of either party and survives expiry or termination of this Agreement.

 23.14 ENFORCEMENT OF INDEMNITY
       No party need incur expense or make payment before enforcing a right of indemnity under this Agreement.

 23.15 FURTHER ASSURANCES
       If PTC requests, the Developer must execute and cause its successors to execute documents and do everything else necessary or appropriate to bind the Developer and its successors under this Agreement.

 23.16 ANTECEDENT BREACHES AND OBLIGATIONS
       The expiry or termination of this Agreement does not affect:
       (a) any party's rights for a breach of this Agreement by another party before the expiry or termination; or
       (b) any party's obligation to make a payment under this Agreement for periods before the expiry or termination.

23.17 ENTIRE AGREEMENT
      The Developer acknowledges:
      (a) no information, representation or warranty by or on behalf of PTC was supplied or made concerning this transaction, in relation to the Developer's taxation liability or any other matter, with the intention or knowledge that it would be relied upon by the Developer; and
      (b) no information, representation or warranty has been relied upon; and

      (c) this Agreement and all documents mentioned or contemplated by this Agreement constitute the entire agreement between the parties concerning the Works and supersedes all previous negotiations and agreements concerning this transaction.

 24.   SEVERABILITY
       If the whole or any part of a provision of this Agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this Agreement or is contrary to public policy.

25.   GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
 25.1  GOVERNING LAW
       This Agreement is governed by the law of Victoria.

 25.2  JURISDICTION
       Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Victoria and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

 25.3  SERVICE OF PROCESS
       Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under this Agreement.

 26.   GOOD FAITH
       The parties will act in good faith to ensure that they effect the intent of the parties evidenced by this deed.

EXECUTION PAGE


EXECUTED as a deed                                        (SEAL)



THE OFFICIAL SEAL of the PUBLIC TRANSPORT     )
CORPORATION was hereunto affixed in           )
the presence of:                              )

/s/ Geralding Sharman                           /s/ Tony Sabatino
 .....................................         ..................................
Authorised signatory                          Authorised signatory


 .....................................
Secretary


THE COMMON SEAL of READING PROPERTIES         )
PTY LTD ACN 071 195 429 is affixed in         )
accordance with its Articles of Association   )
in the presence of:                           )

 /s/ B. John Rochester
 ......................................                    (SEAL)
Director

 /s/ Jonathan Altson
 ......................................
Secretary


THE COMMON SEAL of MACKIE GROUP PTY           )
LTD ACN 006 524 456 is affixed in accordance  )
with its Articles of Association in           )
the presence of:                              )


 /s/ Ralph Mackie
 ......................................                    (SEAL)
Director

 /s/ Graham Duckitt
 ......................................
Secretary